UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 06/24/2005

Unitrin, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-18298

DE	95-4255452
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of Principal Executive Offices, Including Zip Code)

312-661-4600

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement

On June 24, 2005 Unitrin, Inc., a Delaware corporation, entered into a five year $325 million revolving credit facility pursuant to a credit agreement dated as of June 24, 2005 (the “Agreement”) by and among Unitrin, the lenders party thereto, JPMorgan Chase Bank, N.A., individually and as administrative agent, letter of credit issuer and swing line lender, Wells Fargo Bank, National Association, individually and as syndication agent, and Wachovia Bank, N.A., individually and as documentation agent. J.P. Morgan Securities Inc. and Wells Fargo Bank, National Association acted as joint lead arrangers, and J.P. Morgan Securities Inc. also acted as sole bookrunner. The facility will be used for general corporate purposes and expires on June 30, 2010.

The Agreement replaces Unitrin’s former $360 million credit facility (“Prior Agreement”), which would have expired on August 30, 2005, but was terminated as of June 24, 2005. On the effective date, June 24, 2005, no borrowings were outstanding under the Agreement. Interest rates on borrowings are based on LIBOR plus a spread based on Unitrin’s leverage ratio. The Agreement contains covenants consistent with the Prior Agreement, including a maximum total debt of 40% of Unitrin’s total capitalization and a requirement that Unitrin subsidiaries Trinity Universal Insurance Company and United Insurance Company of America each maintain a risk-based capital ratio of at least 125% of the requirements prescribed by the National Association of Insurance Commissioners or applicable state insurance department within the category of Company Action Level, as defined in the Agreement.

The lenders under the Agreement and their respective affiliates have various relationships with Unitrin to provide commercial banking, trust services, investment banking, underwriting and other financial services, for which they have and will receive customary fees and expenses.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement. A copy of the Agreement is filed herewith as Exhibit 10.1.

Item 1.02. Termination of a Material Definitive Agreement

The information contained above under “Item 1.01, Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above under “Item 1.01, Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 10.1: Credit Agreement, dated as of June 24, 2005, by and among Unitrin, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., individually and as administrative agent, letter of credit issuer and swing line lender, Wells Fargo Bank, National Association, individually and as syndication agent, and Wachovia Bank, N.A., individually and as documentation agent.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Unitrin, Inc.

Date: June 27, 2005.	By:	/s/ Eric J. Draut
Eric J. Draut
Executive Vice President and Chief Financial Officer